FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT
                                     BETWEEN
                     SOUTHWESTERN SERVICES, INC., AS SELLER
                                       AND
                     RELIABLE-WEST TECH, INC., AS PURCHASER


         THIS FIRST AMENDMENT (the "Amendment") entered into as of the 21st day of April, 2000, between SOUTHWESTERN SERVICES, INC., t/a S.P.M. CORP, a corporation organized under the laws of Virginia ("Seller"), and RELIABLE-WEST TECH, INC., a Delaware corporation ("Purchaser").

                                   WITNESSETH:

         WHEREAS, the parties hereto have entered into that certain Asset purchase Agreement dated as of March 31, 2000 (the "Agreement"); and

         WHEREAS, the parties wish to amend the Agreement as hereinafter set forth.

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants, agreements and warranties herein contained, the parties agree as follows:

1. Section 1.2 (h) of the Agreement, relating to Purchased Inventory, is hereby deleted in its entirety.

2. Section 3.1 is hereby modified to provide as follows:

"3.1 Purchase Price. The purchase price for the Purchased Assets shall be equal to the sum of One Million Three Hundred Thousand Dollars ($1,300,000) ( the "Base Purchase Price") plus the "Future Sales Amounts", as defined in Section 3.3, plus the face value of the Accounts Receivable."

3. Section 3.3 of the Agreement is hereby modified to provide as follows:

"3.3 Payment of Accounts Receivable. At the Closing, Purchaser shall pay the face value of the Accounts Receivable in immediately available funds."

4. Except as herein modified, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this First Amendment on the date first above written.

                                            SELLER:
                                            SOUTHWESTERN SERVICES, INC.


                                            By:_______________________________
                                                       Its:

                                            PURCHASER:
                                            RELIABLE-WEST TECH, INC.


                                            By:_______________________________
                                                     MANDEL SHERMAN
                                                                  Its: President